Filed with the Securities and Exchange Commission on  March 25, 2013
Registration No. 333- 185523

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Voz Mobile Cloud Ltd.
(Name of small business issuer in its charter)

Washington	4813	33-1102968
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

190 Middle Road, #19-05
Fortune Centre
Singapore 688979
Telephone +65 67958729
(Address and telephone number of registrant’s principal executive offices)

Lawrence Seng Huat Lee
President
190 Middle Road, #19-05
Fortune Centre
Singapore 688979
Telephone +65 67958729
 (Name, address and telephone number of registrant’s agent for service)

Copies to:
David E. Wise, Esq.
Law Offices of David E. Wise, P.C.
9901 IH-10 West, Suite 800
San Antonio, Texas 78230
Telephone: (210) 558-2858
Facsimile: (210) 579-1775
Email: wiselaw@verizon.net

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed	Proposed Maximum
of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered (1)	per Share ($)	Price ($)(2)	Registration Fee($)

Shares of Common Stock, par value $0.001	10,000,000	$.20	$2,000,000	$272.80

(1)	10,000,000 shares are being offered by a direct offering at the price of $.20 per share.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 (a) of the Securities Act, based upon the maximum fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED __________, 2013

Prospectus

Voz Mobile Cloud Ltd.
Shares of Common Stock
$.20 per share
10,000,000 Shares Maximum – 1,250,000 Shares Minimum

Voz Mobile Cloud Ltd. (“Company”) is offering on a best-efforts basis a maximum of 10,000,000 shares of its common stock at a price of $.20 per share. The shares are offered on a self-underwritten, “best efforts,” directly through our officers and directors.  The shares will be offered at a fixed price of $.20 per share for a period not to exceed 180 days from the date of this prospectus.  There is no minimum number of shares required to be purchased by an investor in order to participate in this offering .  We intend to open a standard bank checking account at Wells Fargo Bank to be used only for the deposit of funds received from the sale of shares in this offering.  The foregoing account is not an escrow, trust or similar account.  It is merely a separate account under our control where we have segregated your funds.  As a result, creditors could attach the funds.

We are offering a minimum of 1,250,000 up to a maximum of 10,000,000 shares of our common stock in a direct public offering on a best efforts basis, without any involvement of underwriters or broker-dealers.  The offering price is $.20 per share.  In the event that 1,250,000 shares are not sold within 180 days, all money received by us will be promptly returned to you without interest or deduction of any kind.  In the event that the maximum of 10,000,000 shares of our common stock are sold prior to 180 days after the date of our prospectus, we will terminate this offering.  The maximum time during which shares may be sold pursuant to this offering is 180 days from the date of our prospectus.  We will not extend this offering beyond such 180 day period.  See “Use of Proceeds” and “Plan of Distribution.”

No commission or other compensation related to the sale of the shares will be paid to our officers and directors.  Our officers and directors will not register as a broker-dealer with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act. The intended methods of communication include, without limitation, telephone and personal contact. For more information, see the section titled “Plan of Distribution” herein.

No officer and director of the issuer or any affiliated parties thereof will purchase shares in this offering.

The Company is a development stage company.   Our independent registered public accounting firm has issued an audit opinion that includes a statement expressing doubt as to our ability to continue as a going concern. Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a complete loss of your investment.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act.  We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, or (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Investing in our common stock involves risks.  See “Risk Factors” starting at page 6.

Neither The Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Number of Shares	Offering Price	Underwriting Discounts and Commissions	Proceeds to the Company
Per Share	1	$.20	$0.00	$.20
Maximum	10,000,000	$.20	$0.00	$2,000,000
Minimum	1,250,000	$.20	$0.00	$250,000

We do not intend to use this offering prospectus before the effective date of our registration statement.

The date of this prospectus is ___________________, 2013 .

SUMMARY OF OUR OFFERING

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus.  In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” and “Company” are to Voz Mobile Cloud Ltd.

Our Business

We were incorporated on May 27, 1987, in the State of Nevada under the name “Oro Plata Resources, Inc.”  On November 22, 2004, we formed Oro Plata Resources, Inc., a Washington corporation.  On April 11, 2005, Oro Plata Resources, Inc., a Nevada corporation, merged into Oro Plata Resources, Inc., the Washington corporation.  Oro Plata Resources, Inc . , a Washington corporation, was the surviving corporation from the merger. On September 18, 2011, we changed the name of “Oro Plata Resources, Inc.” to “Voz Mobile Cloud Ltd.  Effective September 22, 2011, we acquired four (4) patents and one (1) trademark from Baxtech Asia Pte. Ltd. (“Baxtech”) and became a voice telephony company in exchange for 11,000,000 shares of the Company’s common stock, which shares were actually issued on November 30, 2011.   Baxtech is a company owned and controlled by our sole officer and Director, Lawrence Lee.

On March 12, 2012, the Company issued 12,000,000 shares of common stock to Baxtech   in exchange for proprietary technology protected under U.S. Patent 7676026 – Intelligent Voice Command, 1135.45DIV2 – Call diversion for telephony applications and 1135.45DIV1 – Inbound caller authentication for telephony application.  On August 2, 2012, due to the fact that the Company had been unable to secure funding to exploit these technologies, the Company returned the ownership of U.S. Patent 7676026 to Baxtech and Baxtech returned the 12,000,000 shares of common stock to the Company, who cancelled the 12,000,000 shares and returned them to treasury.

As of the date of this Prospectus, Baxtech no longer owns all of the 11,000,000 shares of the Company’s common stock issued to it on November 30, 2011, as Baxtech (i) assigned 1,200,000 of such shares to Global Equity Partners Plc on March 12, 2012, in exchange for services rendered to the Company by Global Equity Partners Plc., (ii) gave 250,000 of such shares to Moscowitz & Moscowitz P.A., and (iii) gave 750,000 shares of common stock to David George Jones on March 12, 2012.

On December 14, 2012, the Company entered into a Reseller Agreement with Baxtech, pursuant to which Baxtech licensed its proprietary Universal Communication System (“UCS”) to the Company as the exclusive reseller of the UCS in the United States.   Baxtech invented the entire architecture of the UCS telephony solution, pays for its development and owns the UCS outright. The Company is the exclusive reseller of the UCS in the United States. The UCS consolidates multiple modes of communication such as emails, sms, voice mails, facsimiles and instant messaging into the same inbox. The UCS user can also make calls and send emails, sms and voicemails within the same system. The UCS provides the user with the convenience of having multiple modes of communication in the same place, which is especially useful in a work setting as it is important to archive all modes of communication (i.e., voice mails, sms, emails) and not just email alone.  The USC has the ability to forward voice mails to colleagues so they can react to the voice mails.

The basic terms of the Reseller Agreement for the UCS are: (i) a ten year term commencing December 14, 2012 and ending December 13, 2022; payment by the Company to Baxtech of a monthly retainer in the amount of $30,000 to be used by Baxtech for enhancing the software for the UCS in order to keep up with innovative gains in the technology and to cater to the request of telecommunication companies; (iii) payment by the Company to Baxtech of a 4% of gross sales royalty fee; and the issuance by the Company of 14,000,000 shares of common stock to Baxtech.  The $30,000 monthly retainer will be accrued and will not be paid until the Company has raised the minimum $250,000 in gross proceeds of this offering.

We are currently marketing the UCS product in the United States.    We expect to begin product trials for the UCS by the end of April 2013.  We expect the trials to take about six months before the telecommuncations companies release the UCS product in the market.   Baxtech has verbally committed to fund the expenses of marketing and conducting trials on the UCS product until we receive $250,000 in gross proceeds from this offering.

Baxtech currently owns 22,800,000 (66%) shares of our common stock.   Our President and sole Director, Lawrence Lee, is the beneficial owner of 66% of our common stock as a result of his ownership control of Baxtech.

Baxtech has verbally agreed to fund mandatory expenses such as patent related expenses, auditing and legal fees, and other expenses related to this offering until such time as this offering is concluded.

Our independent registered public accounting firm has issued an audit opinion that raises substantial doubt about our ability to continue as a going concern.

In order to complete our plan of operations, we estimate that $250,000 in gross funds from this offering will be required.  The source of such funds is anticipated to be the gross proceeds from this offering.  If we fail to generate $250,000 from this offering, we may not be able to fully carry out our plan of operations.

Assuming we raise the minimum amount of $250,000 in this offering, we believe we can satisfy our cash requirements during the next 12 months and begin to implement our business plan at a slower pace than if we raise the maximum amount in this offering.

Assuming we raise the maximum amount of $2,000,000 in this offering, we believe we can fully implement our business plan.

We believe the proceeds from the offering will allow us to operate for twelve months, whether the minimum or maximum is raised.  However, the extent of our operations will be less if we only raise the minimum.

Our principal and executive offices are located at 190 Middle Road, #19-05, Fortune Centre, Singapore 688979.

Our telephone number is +65 67958729. Our corporate website is www.voz-mobile.com, but is under construction,

Our fiscal year end is December 31.

THE OFFERING

Following is a brief summary of this offering:

Securities offered:	A minimum of 1,250,000 shares of common stock and a maximum of 10,000,000 shares of common stock

Offering price:	$.20

Offering period:
The shares are being offered for a period not to exceed 180 days.  In the event we do not sell the minimum of 1,250,000 shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Net proceeds to our company:	Approximately $250,000 assuming the minimum number of shares is sold. Approximately, $2,000,000, assuming the maximum number of shares is sold.

Use of proceeds:	We intend to use the proceeds to pay for offering expenses, the implementation of our business plan and for working capital.

Number of shares outstanding before the offering:	34,499,994

Number of shares outstanding after the offering if the minimum 1,250,000 shares are sold:	35,749,994

Number of shares outstanding after the offering if all 10,000,000 shares are sold:	44,499,994

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statement of Operations:

		From Inception
	From January 1, 2012 to	(May 27, 1987) to
	December 31, 2012	December 31, 2012
Revenues
Services rendered	$-	$-

Total revenues	-	-

Operating Expenses
General and administrative	24,713	468,242
Impairment loss on intangible assets	301,320	301,320

Total Operating Expenses	326,033	769,562

Net operating loss	(326,033)	(769,562)

Other (Income) Expenses	-	-

Net loss	$(326,033)	$(769,562)

Balance sheet data:

	December 31, 2012	December 31, 2011
	(Audited)	(Audited)
ASSETS

Intangible assets	$140,000	$301,320

Total Assets	$140,000	$301,320

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$-	$192,849
Due to shareholders	26,242	-
Total Current Liabilities	26,242	192,849

Total Liabilities	26,242	192,849

Stockholders' Equity
Common stock; 34,499,994 and 19,999,994 issued and outstanding as per December 31, 2012 and December 31, 2011 respectively	345,000	200,000
Additional paid in capìtal	538,320	352,000
Deficit accumulated during the development stage	(769,562)	(443,529)
Total Stockholders' Equity	113,758	108,471

Total Liabilities and Stockholders´ Equity	$140,000	$301,320

RISK FACTORS

Investing in our common stock involves a high degree of risk and you should be able to bear the complete loss of your investment. You should carefully consider the risks described below, the other information in this Prospectus and the documents incorporated by reference herein when evaluating our company and our business. Additional risks and uncertainties not presently known by us also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Prospectus may be considered forward-looking statements. The forward-looking statements contained herein are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by any such forward-looking statements. Forward-looking statements include information concerning our future financial performance, business strategy, projected plans and objectives. These statements may be identified by the fact that they do not relate to historical or current facts and may use words such as “believes,” “expects,” “anticipates,” “will,” “should,” “could,” “may,” “would,” “intends,” “projects,” “estimates,” “plans,” and similar words, expressions or phrases. The following important factors and assumptions could affect our future results and could cause actual results to differ materially from those expressed in such forward-looking statements:

•
Fluctuations in demand for our products and services, especially with respect to telecommunications service providers and Internet businesses, in part due to changes in the global economic environment;

•	Our ability to achieve and maintain cost savings and successfully implement our business strategies;

•	Price and product competition in the communications and networking industries, which can change rapidly due to technological innovation and different business models from various geographic regions;

•	An occurrence or threat of terrorism, pandemic disease, natural disasters or military conflict in the locations in which we operate;

•	The introduction and market acceptance of new technologies and products and our success in new and evolving markets;

•	Variations in sales channels, product costs or mix of products sold;

•	The timing, size and mix of orders from customers; and

•	Other business, economic, competitive, governmental, regulatory, political or technological factors affecting our operations, pricing or services.

We operate in a continuously changing business environment and new risk factors emerge from time to time. New risk factors, factors beyond our control, or changes in the impact of identified risk factors may cause actual results to differ materially from those set forth in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The discussion and analysis contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in this prospectus may contain forward-looking statements and involve uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Such statements are based upon assumptions and known risks and uncertainties. Although we believe that our assumptions are reasonable, any or all of our forward-looking statements may prove to be inaccurate and we can make no guarantees about our future performance. Should unknown risks or uncertainties materialize or underlying assumptions prove inaccurate, actual results could materially differ from past results and/or those anticipated, estimated or projected. Except to the extent of our obligations under the federal securities laws, we undertake no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Risks Related to Our Business

Because our auditors have issued a going concern opinion, there is substantial uncertainty that we will continue operations in which case investors could lose their investments in our common stock.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such, we may have to cease operations and you could lose your investment.

We are an “emerging growth company” and we cannot be certain if we will be able to maintain such status or if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 or “JOBS Act,” and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirement of holding a nonbinding advisory vote on executive and stockholder approval of any golden parachute payments not previously approved.   We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We may remain an “emerging growth company” for up to five full fiscal years following our initial public offering.  We would cease to be an emerging growth company, and, therefore, ineligible to rely on the above exemptions, if we have more than $1 billion in annual revenue in a fiscal year, if we issue more than $1 billion of non-convertible debt over a three-year period, or if we have more than $700 million in market value of our common stock held by non-affiliates as of June 30 in the fiscal year before the end of the five full fiscal years.

We cannot predict if investors will find our common stock less attractive because we may rely on the exemptions from certain reporting standards as an emerging growth company .  If some investors find our common stock less attractive as a result of our reduced disclosures, there may be less active trading in our common stock (assuming a market ever develops) and our stock price may be more volatile or decline .   In addition, as a “Smaller Reporting Company,” we enjoy the same exemptions as “emerging growth companies,” and those exemptions would continue to be available to us even after the “emerging growth company” status expires if we are still a smaller reporting company at such time.

New accounting pronouncements may impact our reported results of operations and financial position.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  However, we are choosing to opt out of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.  Our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. U.S. generally accepted accounting principles, or GAAP, and related implementation guidelines and interpretations can be highly complex and involve subjective judgments. Changes in these rules or their interpretations, the adoption of new pronouncements or the application of existing pronouncements to changes in our business could significantly alter our reported financial statements and results fo operations.

We do not have an independent audit or compensation committee, the absence of which could lead to conflicts of interest of our officers and directors and work as a detriment to our shareholders.

We do not have an independent audit or compensation committee.  The absence of an independent audit and compensation committee could lead to conflicts of interest of our officers and directors, which could work as a detriment to our shareholders.

Because Lawrence Lee, our sole officer and Director, resides outside of the United States, it may be difficult for an investor to enforce any right based on United States Federal Securities Laws or state securities laws against the Company and/or Lawrence Lee , or to enforce a judgment rendered by a court in the United States against the Company or Lawrence Lee.

Lawrence Lee, our sole officer and Director, is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Lawrence Lee in the United States, and it may be difficult to enforce any judgment rendered by a court in the United States against the Company or Lawrence Lee.  As a result, it may be difficult or impossible for an investor to bring an action against Lawrence Lee in the event that an investor believes that such investor’s rights have been infringed upon under the securities laws of the United States or under any state securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of Singapore may rule that the investor is unable to enforce a judgment against the assets of Lawrence Lee.  As a result, our shareholders may have more difficulty in protecting their interests and investments in the Company through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and maintaining assets in the United States and whose officers and directors reside in the United States.

The markets in which we compete are intensely competitive, which could adversely affect our achievement of revenue growth.

The telephony market s in which we compete are characterized by rapid change , converging technologies and a migration to networking and communication solutions that offer relative advantages.   For example, we saw the emergence of 2G, 3G, 4G and now 5G  (“G” meaning “Generation”) technologies embedded in communication devices, such as cell phones, which are rapidly changing and we are now witnessing the emergence of smart phones that can perform many more functions than the earlier phones.  As a result, new technologies may emerge that will displace current technologies currently on the market, as well as our technologies.

We compete with numerous vendors in each of our product categories.  We have competitors in the “all-in-one box” that incorporates email, voice mails, sms and fax.  Other competitors offer voice activation for telephony features.  The overall number of our competitors providing niche product solutions is likely to increase.

Some of our competitors compete across many of our product lines, while others are primarily focused in a specific product a rea.   For example, there are companies that offer voice features for both incoming and outgoing communciations.  Others focus on outgoing communications, allowing users to use their voice to send emails and sms. Barriers to entry are relatively low and new ventures designed to cr e ate products that do or could compete with our products are regularly formed.  In addition, most of our competitors have greater resources, including technical and engineering resources, than we do.   We are a development stage company with very limited financial resources.

We may not be successful in implementing our business strategies.

For 2013, our objective is to focus on growing our business profitably, strengthening our competitive position and maintaining and enhancing our technology, and expanding our revenue sources to new customer or geographical markets. If we are unsuccessful in implementing these initiatives, our financial condition, results of operations and cash flows could be adversely affected.

If we raise the minimum $250,000, we believe that we will be able to continue developing and marketing the UCS software solution for six months, although we will have to obtain alternative funding in order to implement our business strategy.

We believe that we will need to raise the maximum $2,000,000 in proceeds of this offering in order to fully implement our business plan.  If we do not raise the full $2,000,000 in this offering, then we will have to seek alternative funding and implement our business plan at much a slower pace

We may not be successful in implementing our business strategies.

For 2013, our objective is to focus on growing our business profitably, strengthening our competitive position and maintaining and enhancing our technology, and expanding our revenue sources to new customer or geographical markets. If we are unsuccessful in implementing these initiatives, our financial condition, results of operations and cash flows could be adversely affected. We believe that we will need to raise the maximum $2,000,000 in proceeds of this offering in order to fully implement our business plan.  If we do not raise the full $2,000,000 in this offering, then we will have to implement our business plan at a slower pace, which may cause our stock price to fall.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.  As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed.  We will strive to adopt and implement effective internal controls and maintain the effectiveness of our internal controls in the future; however, we cannot guarantee that our internal controls will be effective.  As a result, current and potential stockholders could lose confidence in our financial reporting,  which would harm our business and the trading price of our stock.

We are vulnerable to the current economic crisis which may negatively affect our profitability and ability to carry out our business plan.

We are currently in a severe worldwide economic recession.  Runaway deficit spending by the United States government and other countries further exacerbates the United States and worldwide economic climate and may delay or possibly deepen the current recession.  Currently, a lot of economic indicators, such as rising gasoline and commodity prices, suggest higher inflation, dwindling consumer confidence and substantially higher taxes.  In addition, sudden disruptions in business conditions as a result of a terrorist attack similar to the events of September 11, 2001, including further attacks, retaliation and the threat of further attacks or retaliation, war, civil unrest in the Middle East, adverse weather conditions or other natural disasters, such as Hurricane Katrina, pandemic situations or large scale power outages can have a short term or, sometimes, long term impact on spending.  The worldwide recession is placing severe constraints on the ability of all companies, particularly smaller ones, to raise capital, borrow money, and operate effectively and profitably and to plan for the future.   Our services, which are in the category of “value-added services,” may be seen to be discretionary in nature and consumers could postpone their demand for such services.

Our intellectual property rights are valuable and any inability to protect them could reduce the value of our brand and our business.

Our patents, trade secrets, copyrights and our other intellectual property rights are important assets for us.  There are events that are outside of our control that pose a threat to our intellectual property rights.  Also, the efforts we have taken to protect our propriety rights may not be sufficient or effective.  Any significant impairment of our intellectual property rights could harm our business or our ability to compete.  Also, protecting our intellectual property rights could be expensive and time consuming.

Litigation or other disputes regarding patents and other proprietary rights may be expensive, cause delays in bringing products to market and harm our ability to operate.

The manufacture, use, marketing or sale of our products may infringe on the patent or trademark rights of others.  If we are unable to avoid infringement of the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court.  Patent litigation is costly and time consuming.  We may not have sufficient resources to bring these actions to a successful conclusion.  In addition, if we do not obtain a license, develop or obtain non-infringing technology, or fail to successfully defend an infringement action or have the patents we are alleged to infringe declared invalid, we may incur substantial money damages and encounter significant delays in bringing our products and technology to market.

In addition, if another party claims the same subject matter or subject matter overlapping with the subject matter that we have claimed in a United States patent application or patent, we may decide or be required to participate in interference proceedings in the United States Patent and Trademark Office in order to determine the priority of invention.  Loss of such an interference proceeding would deprive us of patent protection sought or previously obtained and could prevent us from commercializing our products.  Participation in such proceedings could result in substantial costs, whether or not the eventual outcome is favorable to us.  These additional costs could adversely affect our financial results.

Risks Associated with This Offering

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches your subscription, you will lose your investment.

Your funds will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

Our shareholders may be diluted significantly through our efforts to obtain financing, fund our operations and satisfy our obligations through issuance of additional shares of our common stock.

We have no committed source of financing.  We will likely have to issue additional shares of our common stock to fund our operations and to implement our plan of operation.  Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations.  Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the 49,500,006 authorized, but unissued, shares of our common stock.  Future issuances of shares of our common stock will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value and that dilution may be material.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

Our common stock is not presently quoted on the Over the Counter Bulletin Board or traded in any market.  Therefore, you may not be able to resell your stock.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them.  This means that you may have difficulty reselling your shares and this may cause the price of our shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder that impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you.  Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares.  This could prevent you from reselling your shares and may cause the price of our shares to decline.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA’) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status,  investment objectives and other information.   Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

Dependence on officers and directors and persons to be hired.

Our success will be dependent to a significant degree upon the involvement of our current officer and D irector , Lawrence Lee, and future officers and directors of the Company, who will be in charge of  our business  development and operations.   It would be difficult for the Company to find adequate replacements for these key individuals , especially Mr. Lee .  In addition, we will need to attract and retain additional talented individuals in order to carry out our business objectives.  The competition for such persons will be intense and there are no assurances that these individuals will be available to us.

Because Lawrence Lee, our President, Chief Executive Officer and sole Director, is the beneficial owner of our largest and most significant shareholder, potential conflicts of interest may exist or may occur, which could be detrimental to our shareholders and our Company and could decrease the price, marketability and volatility of our shares.

Lawrence Lee, our President, Chief Executive Office and sole director, is currently the beneficial owner of 66% of our common stock (held of record by Baxtech , which is controlled by him), he will be able to cast a majority of votes in the election of our directors, perpetuate our management and control our operations, which creates or may create a conflict of interest that could be detrimental to our shareholders and our Company and could decrease the price, marketability and volatility of our shares.  If we sell the minimum 1,250,000 shares in this offering, Lawrence Lee  will still beneficially own 63.8% of our common stock, which will entitle him to cast a majority of votes in the election of our directors, perpetuate management and control our operations, which creates or could create a conflict of interest that could be detrimental to our shareholders and our Company, which could decrease the price, marketability and volatility of our shares.  Even if we sell the maximum 10,000,000 shares in this offering, Lawrence Lee will still beneficially own 51.2% of our common stock, which will afford him substantial voting influence in the election of directors and enable him to control our operations and possibly perpetuate our management, which creates or could create a conflict of interest that could be detrimental to our shareholders and our Company, which could decrease the price, marketability and volatility of our shares.

Because our sole officer and Director will only be devoting limited time to our operations, our operations may experience periodic interruptions . This activity could prevent us from attracting enough customers and strategic partners and result in a lack of revenues, which may cause us to cease operations.

Lawrence Lee, our sole officer and Director, will only be devoting limited time to our operations, as he is will also alocate part of his time working for his other company, Baxtech.  We anticipate that Lawrence Lee will be devoting approximately 70% of his time to our operations.  Therefore, our operations may experience periodic interruptions when activities occur at times that are inconvenient to Lawrence Lee, and could,  consequently, result in a less revenues than we need to stay in business and a possible cessation of our operations.

Our sole officer and Director has limited experience in public company accounting or in managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company.  Lawrence Lee, our sole officer and Director, has limited experience in public company accounting or no experience in managing a public company and, as such, may not be capable of establishing and maintain disclosure controls and procedures and internal control over financial reporting as required by various rules and regulations of the Securities and Exchange Commission.  Unless the Company brings on additional personnel who are experienced in public company accounting and in managing a public company, we may not be able to function successfully as a public company.  As a result, your investment in our common stock may be materially adversely affected.

Our compliance with changing laws and rules regarding corporate governance and public disclosure may result in additional expenses to us which, in turn, may adversely affect our ability to continue our operations.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are ever approved for listing on either an automated quotation system or a registered exchange, any system or stock exchange rules, will require an increased amount of management attention and external resources.  We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses estimated to be between $25,000 and $50,000 per year and a diversion of management time and attention from revenue-generating activities to compliance and disclosure activities.  This could have an adverse impact on our operations.

We have never paid dividends on our common stock and do note intend to pay dividends in the future.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future.

We will have broad discretion over the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion to use the net proceeds of this offering for a variety of purposes, including, further development of our products and operations, working capital and general corporate purposes.  We may spend or invest these proceeds in a way with which our stockholders disagree.  Failure by our management to effectively use these funds could harm our business and financial condition.  Until the net proceeds are used, they may be placed in investments that do not yield a favorable return to our investors, do not produce significant income or lose value.   See “Use of Proceeds.”

FOR ALL OF THE FOREGOING REASONS AND OTHER REASONS SET FORTH HEREIN, AN INVESTMENT IN OUR SECURITIES IN ANY MARKET THAT MAY DEVELOP IN THE FUTURE WILL INVOLVE A HIGH DEGREE OF RISK.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements.  These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the Company’s or our industry’s  actual results,  levels of activity,  performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward looking statements.

In some cases, you can identify forward looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We are under no duty to update any of the forward-looking statements after the date of this Prospectus to confirm our prior statements to actual results.

Further, this Prospectus contains forward-looking statements that involve substantial risks and uncertainties.   Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations, the progress of any product development, the need for, and timing of, additional capital and capital expenditures, partnering prospects, the protection of and the need for additional intellectual property rights, effects of regulations, the need for additional facilities and potential market opportunities.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the common stock offered herein.  In making an investment decision, investors are strongly encouraged to consult their own tax advisors to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our common stock.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without any involvement of underwriters or broker-dealers, on a 1,250,000 common shares minimum, 10,000,000 common shares maximum basis.  The table below sets forth the use of proceeds if 1,250,000 or 10,000,000 common shares of the offering are sold. In the event we only raise the minimum $250,000 in offering proceeds , we will proceed to put a core software development team together and continue to rely on external funding from Baxtec h . In the event that we raise the maximum $2,000,000 in proceeds of this offering, then   we expect to be able to cover 16 months of expenses.

	Minimum	Maximum

Number of Common shares	1,250,000	10,000,000
Gross proceeds	$250,000	$2,000,000
Offering expenses (1)	$50,000	$50,000
Net proceeds	$200,000	$1,950,000

The net proceeds will be used as follows:
Hardware Equipment	$-	$810,000
Intellectual Property Protection	$10,000	$30,000
Software Development (2)	$180,000	$360,000
Selling & Other Expenses	$10,000	$310,000
Employing – CEO(3)	$-	$140,000
Employing – CTO(3)	$-	$105,000
Employing – CFO(3)	$-	$70,000
Employing - Marketing Director (3)	$-	$125,000
	$200,000	$1,950,000

(1)
Total estimated offering expenses of $50,000 to be paid from the proceeds of the offering are for legal fees and auditing fees, EDGAR filer fees, SEC registration fees, FINRA filing fees, blue sky filing fees and printing costs related to this offering.  No other expenses of the offering will be paid from the proceeds.

(2)
These amounts relate to the $30,000 per month software development retainer for 6 and 12 months, respectively, that were contractually agreed upon in the “Reseller Agreement” between Baxtech Asia Pte. Ltd and the Company.

(3)
These salary expenses will not be incurred or accrued unless and until we raise the maximum $2,000,000 proceeds for this offering, as our Chief Executive Officer, Lawrence Lee, will serve as our Chief Executive Officer without salary until we raise the maximum offering proceeds from this offering or until the Company generated sufficient revenues to cover his salary.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise a minimum of $250,000 in this offering.  The offering price bears no relationship to our assets, earnings, book value or other criteria of value.  Among the factors we considered were:

•	our limited operating history;
•	the proceeds to be raised by the offering;
•	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders; and
•	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered.  Dilution of the value of our shares you purchase is also a result of the lower book value of our shares held by our existing stockholders.

As of December 31 , 2012, the net tangible book value of our shares of common stock was $ 113,758 or approximately $0.00 33 per share based upon  34 ,499,994 shares outstanding.

If the Maximum Number of Shares are sold

Upon completion of this offering if all 10,000,000 of our shares are sold, the net tangible book value of the 44,499,994 shares to be outstanding will be $ 2,063,758 or approximately $.04 63 per share.  The net tangible book value of our shares held by our existing stockholders will be increased by $.043 1 per share without any additional investment on their part.  You will incur an immediate dilution from $.15 69 per share.

After completion of this offering, if 10,000,000 shares are sold, investors in this offering will collectively own 22.5% of the total number of outstanding shares for which they will have made an aggregate cash investment of $2,000,000, or $.20 per share.  Our existing stockholders will own 77.5% of the total number of outstanding shares for which they have made cash or asset contributions totaling $ 883,320 or approximately $.0 256 per share.

If the Minimum Number of Shares are sold

Upon completion of this offering, in the event 1,250,000 of the shares are sold, the net tangible book value of the 35,749,994 shares then outstanding will be $ 313,758 , or approximately $.00 87 per share.  The net tangible book value of our shares held by our existing stockholders will be increased by $.005 5 per share without any additional investment on their part.  Persons who invest in this offering will incur an immediate dilution from $.20 per share to $.00 87 per share.

After completion of this offering, if 1,250,000 shares are sold, investors in this offering will collectively own approximately 3.49% of the total number of outstanding shares for which they will have made an aggregate cash investment of $250,000 or $.20 per share.  Our existing stockholders will own approximately 96.51% of the total number of outstanding shares for which they have made cash and asset contributions totaling $ 883,320 or approximately $.0 0256 per share.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of  March 21 , 2013, we had 34,499,994 shares of common stock issued and outstanding.

There currently exists no public trading market for our common stock.  We do not expect a public trading market will develop until we become a reporting company under the Securities Exchange Act of 1934, as amended.  There can be no assurance that a public trading market will develop at that time or be sustained in the future.  Without an active public trading market, investors in this offering may be unable to liquidate their shares of our common stock without considerable delay, if at all.  If a market does develop, the price for our shares may be highly volatile and may bear no relationship to our actual financial condition or results of operations.  Factors we discuss in this prospectus, including the many risks factors associated with an investment in our Company, may have a significant impact on the market price of our common stock.  Also, because of the relatively low price at which our common stock will likely trade, many brokerage firms may not effect transactions in our common stock.

Holders

As of  March 21 ,  2013 , there were 45 shareholders of record of our common stock.

Dividends

We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding common stock in the foreseeable future.  There are no material restrictions limiting or that are likely to limit our ability to pay dividends on its outstanding securities.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 10,000,000 shares of common stock on a best efforts basis, 1,250,000 shares minimum, 10,000,000 shares maximum.  The offering price is $.20 per share.  Funds from this offering will be placed in a separate bank account at Wells Fargo Bank.  The funds will be maintained in a separate bank until we receive a minimum of $250,000 at which time, we will remove those funds and use the same as set forth in the Use of Proceeds section of this Prospectus.  This account is not an escrow, trust or similar account.  Your subscription will only be deposited in a separate bank account under our name.  As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the $250,000 in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached.  Any funds received by us thereafter will be immediately used by us.  If we do not receive the minimum amount of $250,000 within 180 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind.  During the 180 day period, no funds will be returned to you.  You will only receive a refund of your subscription if we do not raise a minimum of $250,000 within the 180 day period referred to above.  There are no broker-dealers or finders involved in our distribution.  Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the offering.  You will not have the right to withdraw your funds during the offering.  You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or if there is a material change in the terms of the offering.  The following bullet points contain some, but not all, of the material changes that would entitle you to a refund of your money:

•	a change in the offering price;
•	a change in the minimum sales requirement;
•	a change to allow sales to affiliates in order to meet the minimum sales requirement; or
•	a change in the amount of proceeds necessary to release the funds held in the separate bank account.

If any material changes to this offering occur, such changes will be reflected in a post-effective amendment.

We will sell the shares in this offering through our sole officer and director, who will receive no commission from the sale of any shares.  He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1.  Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.  The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and,

2.	The person is not compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	The person is not at the time of his or her participation, an associated person of a broker-dealer; and

4.
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he or she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on Paragraphs  (a)(4)(i) or (a)(4)(iii).

Our officer who will be selling our shares in this offering, Lawrence Lee Seng Huat, is not statutorily disqualified and is not being compensated based on the amount of funds raised in this offering.  He is and will continue to be an officer and director at the end of the offering and has not been during the last twelve months and is not currently a broker-dealer or associated with a broker-dealer.  He will not participate in selling and offering securities for any issuer more than once every twelve months.

After our registration statement is declared effective by the SEC, we intend to advertise through tombstones and hold investment meetings in various states and countries where the offering will be registered.  We will not utilize the Internet to advertise our offering.  Our sole officer and director will also distribute the prospectus to potential investors at meetings, to business associates and to his friends and relatives who are interested in a possible investment in the offering.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

We do not have any agreements with underwriters with respect to the sale of shares in this offering.  In the event the Company sells all or part of the shares offered in this prospectus to or through an underwriter, the maximum compensation paid to any such underwriter shall be 8%.  In the event we make a material change to our plan of distribution, such as offering our shares through an underwriter and/or increasing the maximum compensation payable to such an underwriter, we will file a post-effective amendment to our registration statement to reflect such material change.

Section 15(g) of the Exchange Act - Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  However, even stocks quoted on the OTC Bulletin Board system can still qualify as penny stocks.  Our Common Stock will more than likely be considered a penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
•	contains a brief, clear, narrative description of a dealer market, including “BID” and “ASK” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•	with bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules.  Therefore, security holders may have difficulty selling those securities.

State Securities-Blue Sky Laws

There is no established public market for our common stock and there can be no assurances that any market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states, commonly referred to as “blue sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdiction.  Because the common stock registered hereunder has not been registered for resale under blue sky laws of every state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the common stock and of purchasers to purchase the common stock.  Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed and quoted companies, which, once published, will provide us with “manual” exemptions in approximately 39 states, the District of Columbia, Guam, Puerto Rico and U.S.  Virgin Islands, as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “STANDARD MANUALS EXEMPTIONS.”

Thirty-nine states, certain U.S.  Territories (Guam, Puerto Rico and U.S. Virgin Islands) and the District of Columbia have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by persons who purchase shares under this prospectus.   In these states, territories and district, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states, territories and district.  These 39 states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming.   We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective.  Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can resold by our shareholders.

Regulation M

Our officers and directors, who will sell the shares, are aware that they are required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes  officers  and/or  directors,  sales agents,  any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Offering Period and Expiration Date

This offering will start on the date that our registration statement is declared effective by the SEC and continue for a period of 180 days, unless sooner completed or otherwise terminated by us.  We will not accept any money until our registration statement is declared effective by the SEC.

Procedures for Subscribing

We will not accept any money until our registration statement is declared effective by the SEC.  Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1.	Execute and deliver a subscription agreement, a copy of which is included with the prospectus; and

2.	Deliver a check, wire transfer, bank draft or money order to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Voz Mobile Cloud Ltd.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONAND PLAN OF DEVELOPMENT STAGE ACTIVITIES

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance.  Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.  You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and have recently started our business operations, and have not yet generated or realized any revenues.

Our auditors have issued us with a going concern note, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business.

During subsequent fiscal years, management intends to raise additional debt and/or equity financing to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company’s financial needs. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

From inception (May 27, 1987) to December 31, 2012:

The Company had no revenues from inception (May 27, 1987) to December 31, 2012, as it was still a development stage company. The total operating expenses from inception (May 27, 1987) to December 31, 2012 amounted to $468,242. On September 30, 2012, management decided to impair certain intangible assets hence creating impairment losses amounting to $301,320. The total net operating loss amounted to $769,562.

At December 31, 2012, the Company had 34,499,994 shares issued and outstanding, the weighted average was 21,099,994 shares; hence the loss per share was $(0.04).

As of December 31, 2012, the Company had $0 in cash and net cash used in operations of $(26,242).  The working capital deficit amounted to $26,242.  Finally, the Company had a positive balance of $113,758 of Shareholders' Equity for the period ended December 31, 2012.

For the year ended December 31, 2012:

The Company had no revenues for the year ended December 31, 2012, as it was still a development stage company. The total operating expenses for year amounted to $24,713. On September 30, 2012 management decided to impair certain intangible assets hence creating impairment losses amounting to $301,320. The total net operating loss for the year amounted to $326,033.

At December 31, 2012, the Company had 34,499,994 shares issued and outstanding, the weighted average was 21,099,994 shares; hence the loss per share was $(0.02).

As of December 31, 2012, the Company had $0 in cash and net cash used in operations of $(26,242).  The working capital deficit amounted to $26,242.  Finally, the Company had a positive balance of $113,758 of Shareholders' Equity for the period ended December 31, 2012.

For the year ended December 31, 2011:

The Company had no revenues for the year ended December 31, 2011, as it was still a development stage company. The total operating expenses for year amounted to $441,529.

At December 31, 2011, the Company had 19,999,994 shares issued and outstanding, the weighted average was 1,881,638 shares; hence the loss per share was $(0.23).

As of December 31, 2011, the Company had $0 in cash and net cash used in operations of $0.  The working capital deficit amounted to $192,849.  Finally, the Company had a positive balance of $108,471 of Shareholders' Equity for the period ended December 31, 2011.

Liquidity and Capital Reserves

The Company had $0 cash as of December 31, 2012 and December 31, 2011 respectively. The net cash used in operations for December 31, 2012 and December 31, 2011 was $(26,242) and $0 respectively.  The working capital deficit amounted to $26,242 at December 31, 2012 and $192,849 at December 31, 2011.

Also, the Company had a positive Shareholders' Equity balance of $113,758 and $108,471for the periods ended December 31, 2012 and 2011 respectively.

If we only raise $250,000 in proceeds from our offering we would continue to rely on our major shareholder, Baxtech Asia, to fund our cash requirements to the extent that Baxtech has the cash available to provide this additional funding. We have not determined the amount of additional funding that we may need.

Proposed Milestones to Implement our Business Operations

We plan to complete our milestones as follows :

Milestones achievable at minimum and maximum funding levels

If we raise the $250,000 minimum from this offering, then the Company will be able to start marketing to telecommunication companies in the United States, conduct trials with the product, tune the product and offer the service to customers.

If we raise the $2,000,000 maximum from this offering, then the milestones for the next 16 months would be as follows:

1)	Between months 1 and 2, the Company would look to employ a seasoned CEO, CFO, CTO and marketing director. Also, the Company would rent offices to accommodate the officers and directors of the company.

2)	Between months 3 and 4, the team would settle in and start marketing the Universal Com m unication System.

3)	On month 5 and 6, the Company would start testing the Universal Com m unication System with telecommunication companies and do trials with a small group of users.

4)	Between months 7 and 16, the Company aims to get 100,000 new customers per month for the Universal Communication System.

Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America.  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses.  These estimates and assumptions are affected by management’s applications of accounting policies. The Company has elected a December 31 fiscal year end.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

Revenue Recognition - In October 2009, FASB amended the accounting standard for multiple deliverable revenue arrangements, which provided updated guidance on whether multiple deliverables exist, how deliverables in an arrangement should be separated, and how consideration should be allocated. This standard eliminates the use of the residual method and will require arrangement for consideration to be allocated based on the relative selling price for each deliverable. The selling price for each arrangement deliverable can be established based on vendor specific objective evidence (“VSOE”) or third-party evidence (“TPE”) if VSOE is not available. The new standard provides additional flexibility to utilize an estimate of selling price (“ESP”) if neither VSOE nor TPE is available.

In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the related fee is reasonably assured. The Company’s arrangements generally do not include a provision for cancellation, termination, or refunds that would significantly impact revenue recognition.

Revenue will be generated through the launch of telephony and online security services either by ourselves or in co-operation with other companies.

The Company has not yet begun to offer use of its proprietary technologies to third parties. Due to the unique nature of these products, the Company may not be able to establish selling prices based on historical stand-alone sales or third-party evidence; therefore, the Company may use its best estimate to establish selling prices. The Company establishes best estimates within a range of selling prices considering multiple factors including, but not limited to, class of advertiser, size of transaction, seasonality, margin objectives, observed pricing trends, available online inventory, industry pricing strategies, and market conditions. The Company believes the use of the best estimates of selling price allows revenue recognition in a manner consistent with the underlying economics of the transaction.

Patents and Trademarks - ASC 350 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of ASC 350. This standard also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment.

The Company's intangible assets consist of the costs of filing and acquiring various patents and trademarks. The patents and trademarks are recorded at cost. The Company determined that the patents and trademarks have an estimated useful life of 10 years and will be reviewed annually for impairment.  Amortization will be recorded over the estimated useful life of the assets using the straight-line method for financial statement purposes. The Company will commence amortization once the economic benefits of the assets begin to be consumed and they plan to record amortization once services are provided and the related revenues are recorded.

Stock-Based Compensation- The Company has accounted for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

JOBS Act Implications - The JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  However, we are choosing to opt out of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.  Our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. U.S. generally accepted accounting principles, or GAAP, and related implementation guidelines and interpretations can be highly complex and involve subjective judgments. Changes in these rules or their interpretations, the adoption of new pronouncements or the application of existing pronouncements to changes in our business could significantly alter our reported financial statements and results fo operations.

BUSINESS

Overview

We were incorporated on May 27, 1987, in the State of Nevada under the name “Oro Plata Resources, Inc.”  On November 22, 2004, we formed Oro Plata Resources, Inc., a Washington corporation.  On April 11, 2005, Oro Plata Resources, Inc., a Nevada corporation, merged into Oro Plata Resources, Inc., the Washington Corporation.  Oro Plata Resources, Inc, a Washington corporation, was the surviving corporation from the merger. On September 18, 2011, we changed the name of “Oro Plata Resources, Inc.” to “Voz Mobile Cloud Ltd.  Effective September 22, 2011, we acquired four (4) patents and one (1) trademark from Baxtech Asia Pte. Ltd. and became a voice telephony company.  See “Certain Relationships and Transactions.”

Current Operations

As a result of our acquisition agreement with Baxtech, we own the following intellectual properties:

Name of Patent	Applications associated with this patent	Why this feature is useful

6385306 Audio File Transmission	Send voice mails to email accounts using mobile phones.
Voice mails are able to convey thoughts and emotions better than text emails.
Voice mails can be created anytime easily and on a hands-free basis. You are able to send a message even when you are driving.
Voice mails can be sent from any phone. You don’t need to be in front of a computer.
Voice mails sent to email addresses can be archived as opposed to voice mails sent to the phone. They can also be forwarded to others to take action.

6765996 Audio File Transmission	Send voice messages directly into a recipient’s phone. After you send your message, recipient gets a call and your voicemail will be played back to him.
No need to key in sms text when you are driving, which is prohibited in many places.

Usually you are allowed to leave a voice mail for a mobile phone user only when he misses your call. Our feature allows you to send a voice mail to him anytime.

Not only is voice mail sent to the phone, a copy goes to the email account of both the caller and the recipient making archiving of the message possible.
Having a copy of your voicemail in your email and your recipient’s email means that archiving is possible for as long as you want. There are many free email accounts with practically unlimited capacity. Voice mails cannot be left forever in the normal voice mailbox due to memory constraints.
Having a copy of your voicemail in email accounts also allows the recipient to forward your voicemails to another email account for other people to take action. In addition, the sender has a record of what has been communicated.

The recipient is prompted to reply to your voicemail if he wants and the response is sent to your phone and to both email accounts so that there is a thread in the conversation.
Allows the recipient of the voicemail to respond to you easily and quickly.
Storing of conversations in a thread is useful for references purposes.
These messages can also be time-stamped providing a useful trail of messages that may be important in a business setting.

6839412 Audio File Transmission
Send text emails to recipients and they will also get an instant delivery of the urgent message with a phone call with text read out to them.
Sending of text messages is a useful option if the sender is in a situation inconvenient for making a voice call e.g. in a meeting.

If you send an email or sms, you do not know whether that message has been read by the recipient or not. With our system, the sender can be sure that the recipient gets the message because the system will call him and read out the message to him.
He can even listen to his message with hands-device while he is driving as compared to being able read your sms only when he is not driving.

7031439 Audio File Transmission	Voice-command ability for the above features.	Voice command is useful as we may be in situations where we cannot use the phone. E.g. when we are driving or caught in a traffic jam.

We acquired these four patents from Baxtech effective as of September 22, 2011, in exchange for 11,000,000 shares of our common stock, such shares having been issued to Baxtech on November 30, 2011.  We will explore opportunities to license or sell these patents to companies that would like to incorporate these voice telephony features in their own software solutions. We valued these intellectual property rights at $110,000.  As of September 30, 2012, our management decided to write off the $110,000 in property rights, as they had not produced any income within the past twelve months.

In December 2012, Baxtech decided that it would be in the best interests of Baxtech and the Company to commercialize Baxtech's Universal Communication System in the United States through Vox Mobile Cloud, Ltd., a U.S. company, instead of Baxtech, a Singapore company, due to the potential size of the U.S. market and the number of telecommunication companies in the U.S.

On December 14, 2012, the Company entered into a Reseller Agreement with Baxtech., pursuant to which Baxtech licensed its proprietary Universal Communication System (“UCS”) to the Company as the exclusive reseller of the UCS in the United States.  The UCS consolidates multiple modes of communication such as emails, sms, voice mails, facsimiles and instant messaging into the same inbox. The UCS user can also make calls and send emails, sms and voicemails within the same system. The UCS provides the user with the convenience of having multiple modes of communication in the same place, which is especially useful in a work setting as it is important to archive all modes of communication (i.e., voice mails, sms, emails) and not just email alone.  The UCS has the ability to forward voice mails to colleagues so they can react to the voice mails.

The basic terms of the Reseller Agreement for the UCS are: (i) a ten year term commencing December 14, 2012 and ending December 13, 2022; payment by the Company to  of a monthly retainer in the amount of $30,000 to be used by Baxtech for enhancing the software for the UCS in order to keep up with innovative gains in the technology and to cater to the request of telecommunication companies; (iii) payment by the Company to Baxtech of a 4% of gross sales royalty fee; and the issuance by the Company of 14,000,000 shares of common stock to Baxtech.  The $30,000 monthly retainer will be accrued and will not be paid until the Company has raised the minimum $250,000 in gross proceeds of this offering.

We are currently marketing the UCS product in the United States.  We expect to begin product trials for the UCS by the end of April 2013.  We expect the trials to take about six months before the telecommuncations companies release the UCS product in the market.  Baxtech paid the expenses of completing the UCS product and has verbally committed to fund the expenses of marketing and conducting trials on the UCS product until we receive $250,000 in gross proceeds from this offering.

Since the UCS has never been sold in the United States or abroad, we cannot guarantee that the UCS will be purchased by telecommunications companies or consumers.  If the UCS product is not accepted and purchased by telecommunications companies and consumers, then our results of operations, financial condition and stock price could be materailly adversely affected.

All of the following U.S. patents owned by the Company interact with the Universal Communication System.

•	US Patent 6385306 Audio File Transmission (“voice to mail”).

Summary: Sends voice mails to email accounts using mobile phones.

•	US Patent 6765996 Audio File Transmission (“voicemail to phone”).

Summary: Sends voice messages directly into a recipient’s phone. After you send your message, recipient gets a call and your voicemail will be played back to him.

•	US Patent 6839412 Audio File Transmission (“sms phone call”).

Summary: Send text emails to recipients and they will also get an instant delivery of the urgent message with a phone call with text read out to them.

•	US Patent 7031439 Audio File Transmission (“voice telephony”).

Summary: Voice-command ability for the above features.

Baxtech currently owns 22,800,000 (66%) shares of our common stock.   Lawrence Lee, our President, is the owner of Baxtech and, as such is deemed to be the beneficial owner of the 22,800,000 shares of common stock owned of record by Baxtech.

Product & Service Advantages

Besides looking for opportunities to exploit the patents, we will market  Baxtech’s  Universal Communication System for which we are the exclusive reseller in the United States. In February 2013, we began marketing the Universal Communication System in the United States. We would like to enter into partnerships with telecommunication companies , such as AT & T Mobility, Leap Wireless, MetroPCS, Sprint Nextel, T-Mobile USA, TracFone Wireless, U.S. Cellular and Verizon Wireless, to assist us with our launch of the Universal Communication System .

The Universal Communication System is one whereby different modes of communication such as Fax, SMS, Emails, Voicemail all come under the same Inbox. Users will be able to send different modes of communication such as faxes, sms, listen to voicemail and make calls, all within the same system. A second component – Voice Telephony – enables users to have access to telephony functions on a hands free basis meaning that users remain productive even when they drive. This is a useful function in the U.S. as many states are now making it illegal to handle cell phones while driving. Users will be able to call into a local number and access their address book to send sms, emails, voicemails, all hands free, using only their voice. When a new sms, email, voicemail is received, the user receives a phone call and can have the messages read to them with ability to respond by voice.

This Universal Communication System features a unique service of having voice mail delivered to a recipient’s or group of recipients’ phone. Currently, callers record a voice message when the person they call fails to answer the phone. Voz has a system whereby we send a voice message direct to a recipient or group of recipient’s phone. He or she will get a call and the message will be read out to him or her.

This Universal Communication System is cloud-based and works regardless of the type of phone the user has. Many hands-free features are tied to the software loaded in a particular phone and are offered by the producer of the app directly to end users. Our service is not dependent on the phone operating software and, therefore, can be a service that is offered by the telecommunications companies to the user. Also, it is usable by any phone, even non-smart phones or fixed line phones.

Current Unified Communication Systems in the market are expensive requiring server hardware on the customer’s premises, PBX, etc. and server software such as Microsoft Exchange, Outlook, etc. as our system is entirely cloud-based, customers are not required to purchase expensive hardware or software.  Our customers will pay only for their usage which is completely scalable as their requirements grow.

In order to launch this Universal Communication System, we will seek to create strategic partnerships with leading telecommunication companies, on a profit sharing basis, such as AT&T, Verizon, Century Link, etc.

Most telecommunications companies worldwide are faced with the problem of how to grow their Average Revenue per User (ARPU) as revenue from voice reaches a saturation point. Our services and technologies can provide the telecommunication companies with another source of income – via value added services. It also provides a way for telecommunication companies to increase the usage of their traditional services such as call minutes and sms. For example, the user can make a local or international call or send an sms directly from the Universal Communication System (which benefits the telco) more conveniently than having to launch a separate VoIP application and have advanced features such as call logging, recording, etc.

Value-added services, such as Caller ID and call waiting, are usually offered on a fixed fee basis or bundled with other services.  Since all of our telephony features are value-added services, we will have to sell them on a fixed fee basis or have them bundled with other services.   We believe the telecommunication companies can launch the Universal Communication System at a fixed fee per month per user and we can share half of that revenue once we enter into revenue sharing agreements with telecommunication companies.  However, we cannot assure investors that we will be successful in obtaining any such revenue sharing agreements.

While other companies offer specific features that work with specific platforms, ours is an integrated system that provides users the following benefits:

•	Use any feature – we do not offer standalone features; instead, we offer a full suite in one integrated system with common login, address book access.
•	Use anytime - full hands-free operation allows usage even when driving.
•
Use with any phone – Windows smart phones, Symbian phones, android, iPhone, even normal fixed line phones. This feature is particularly advantageous for telecommunication companies as they can launch this service to customers using any type of phone.

•	Use anywhere – users do not need 3G, Wi-Fi or even mobile network. Telecommunication companies can even launch this service for their fixed line users.

Proprietary Features

Our advantage over our competition is that we offer the whole suite of services that they do not offer. Our fully integrated system uniquely positions us to penetrate the market place. Providing an integrated system has many unique advantages.

•	Telephone companies do not need separate tie-ups for each feature they want to provide to their users.
•	Users are provided a common login and password, as opposed to them having to remember different login details for each feature they subscribe to.
•	Users upload one address book into our system and use it for all their features, eliminating the redundancy of several address books.
•	One consistent method of accessing the features.
•	One billing.

Our hands-free service is cloud-based and works regardless of the type of phone the user has. Many hands-free features are tied to the software loaded in a particular phone and are offered by the producer of the app directly to end users. Our service is not dependent on the phone operating software and, therefore, can be a service that is offered by the telecommunication companies to their users. Also, it is usable by any phone, even non-smart phones or fixed line phones.

Our system features a unique service of having voice mail delivered to a recipient’s or group of recipient’s phone. Currently, callers record a voice message when the person they call fails to answer the phone. Voz has a system whereby a user sends a voice message direct to a recipient’s or group of recipient’s phone. He or she will receive a call and the message will be read out to him or her.

Industry Analysis

Industry Overview

The hands-free telephony features being launched in our service are found only in smart phones. The smart phone market is dominated by two main players – iPhone and Android. Other players like Windows and Blackberry have been losing market share steadily through the years.

Industry Trends & Growth

Smart phone usage has been growing in the United States and smart phone penetration is only currently about 50% of the potential market. Our products give us an added advantage over technologies that will work only on smart phones because our potential market is double the size. Ref. http://www.businessinsider.com/us-smartphone-market-2012-9.

Our technology works with all kinds of phones - smart as well as normal phones. This means we benefit from growth of smart phones, as well as from the presence of a much larger market for non-smart phones.

Industry Participants

The industry offers what are called “Unified Messaging Systems” and these are expensive, as they require server hardware on the customer’s premises , PBX, etc. and server software such as Microsoft Exchange, Outlook, etc. Voz offers a “Universal Communication System,” which goes beyond the traditional Unified Messaging System because our Universal Communication System incorporates phone call-outs, phone call recording, email notification by voice, hands free sending of messages and other advanced features.

Voice telephony functions are either provided by phone makers with the functions within the phone itself (e.g. iPhone) or as an independent application to be installed on the phone. The software in the phone is specific to a particular operating system such as iOS, android, etc. Our system can be used with any phone, even non-smart phones and fixed line phones.

Sending of voice messages to recipient’s phones is available as a stand-alone service from some operators.  Voz offers an integrated system that incorporates this feature as part of our Universal Communication System.

Target Market

Market Size and Potential

The mobile phone market in the United States is the third largest in the world. There are over 300 million mobile phones in use in the United States. There is, therefore, substantial revenue potential for our services in the United States. Ref.:  http://en.wikipedia.org/wiki/List_of_countries_by_number_of_mobile_phones_in_use.

Market Demographics

The demographic profile of mobile users is mainly those below 50 years of age. Our priority is to work through telecommunication companies in order for us to reach their entire user base with our services rather than focus on any particular demographic group. Ref.: http://www.pewinternet.org/Commentary/2012/February/Pew-Internet-Mobile.aspx.

Market Trends & Growth Patterns

Increasing use of voice controls

 Along with this rapid growth in mobile telephony, there exists a move towards voice commands as the society is looking for more natural ways of operating devices. The traditional buttons and joystick of computer games are losing ground to the Wii games, which uses motion instead of buttons and are more intuitive and natural.

 Voice-command telephony features are in demand, they are more natural and as the rise in traffic congestion grows, hands free options dominate the market place. Automakers are now committed to providing this as a basic option. Users are looking for ways to remain productive even when they are behind the wheels.

Our technology allows users to use voice commands to make calls. They can, therefore, remain productive most of the time, even when driving.

Ban against use of mobile phone while driving

Talking on a hand-held cellphones while driving is banned in 10 states (California, Connecticut, Delaware, Maryland, Nevada, New Jersey, New York, Oregon, Washington, and West Virginia) and the District of Columbia. Text messaging is banned for all drivers in 39 states and the District of Columbia. Ref.: http://www.ghsa.org/html/stateinfo/laws/cellphone_laws.html.

The United States and other countries are realizing the danger of drivers using their mobile phones while driving and have enacted laws to prevent usage unless on a hands-free basis.

Our product enables the user to be able to communicate at all times, even when he is driving.

Multiple modes of communication

People are now used to using various methods of communication and it becomes increasingly important to keep track of what is communicated to whom. The more “informal” methods of communication like voice mails and sms are also becoming commonplace in business settings and these voice mails and sms messages need to be archived and transferable to others to take action.

Marketing Plan

Direct to users.

Our technologies can be marketed directly to users and enable the user, for a fixed monthly fee, to enjoy the conveniences of using these features from any phone.

We would use direct marketing if we cannot find a telco to partner with us as this method has high cost and slower subscriber growth.

Partnership with telecommunication companies .

Instead of going direct to end users, our preferred option is to partner with telecommunication companies to launch these services and work out a revenue sharing arrangement with them. In the face of rising competition among telecommunication companies (especially with Mobile Number Portability), our features allow them to differentiate themselves from other telecommunication companies and increase their market share.

Telecommunication companies , worldwide, are faced with the problem of how to grow their Average Revenue Per User (“ARPU”) as revenue from voice reaches a saturation point. This is where telecommunication companies look for value added services to try to increase their ARPU. Our features help telecommunication companies increase the usage of their traditional services. For example, within our Universal Communication System, a user can easily make a phone call (either local or IDD) or send sms, all of which earn revenue for the tel ecommunication companies .

Product

Our product is a Universal Communication System whereby facsimile, sms, emails and voicemails all come under the same Inbox.  Users will be able to send and receive facsimiles, sms, listen to voicemails and make calls, all within the same system. A second component of our Universal Communication System is Voice Telephony, which enables users to have access to telephony functions on a hands-free basis, meaning that users are able to remain productive while driving their vehicles. It is available on the PC, mobile device, as well as on any smart or non-smart phone.

Voice Telephony is a useful function in the United States, as many states have passed laws making it illegal to drive and talk or text at the same time.  Our users will be able to call into a local number and access their address books to send sms, emails and voicemails, all hands free, using only their voices.  When a new sms, email or voicemail is received, the user receives a phone call and can have the messages read to them with the added ability of being able to respond by voice.

Our Universal Communication System is cloud-based and works regardless of the type of phone the user has.  Other companies offer hands free fe a tures that are tied to the software loaded into a particular phone and are offered by the producer of theapp directly to end users.  Our service is not dependent on the phone operating software and, therefore, can be a service that is offered by telecommunicatin companies to the users of smart phones, non-smart phones and fixed or land line phones.

Price

We will make our Universal Communication System available to users on a monthly fixed cost basis. By launching the service ourselves, we will earn the full revenue and incur the costs to set up the system. By launching the service with a telco, we gain access the telco’s infrastructure and share in the revenue with the telecommunication companies .

Promotion

We will develop a fully encompassing media advertising platform that will include newsprint, web presence and social media facets. If we partner with telecommunication companies , we will undertake these marketing activities jointly with the such companies . Partnering with telecommunication companies will give us the added advantage of marketing directly to the current subscriber base of the telecommunication companies .

Sales Plan

Once we obtain at least the minimum proceeds of this offering, we will recruit and hire a dedicated sales team that will market to telecommunication companies . Concurrently, we will also try to reach the end user.

End user (consumer) sales will be done online via our web presence. We will develop a “ sales and marketing ” platform that is SEO (search engine optimization) and SMO (social media optimization) targeted to maximize our web presence.

Sales Team

In the initial period before the Company generates revenue, our Chief Executive Officer will take on the additional role of marketing our services to telecommunication companies . As the Company starts to generate revenue, we will hire a Sales and Marketing Director to direct the Sales and Marketing organization.  Reporting to this position will be the Sales Managers, who will be hired as sales expand.

Distribution Channels

When we strategically partner with a particular tel ecommunication co mpany in a country, that tel ecommunication co mpany will become our distribution channel. In regions where a single strategic partner is not sensible or feasible due to market share, we may create multiple strategic alliances with various telecommunication companies as our distribution channels. This would allow them to advertise our services on their websites and we would pay them a referral fee.

Competitive Analysis

Competitive Overview

The companies that offer unified communications are usually the large companies and they require heavy investments in hardware and software.

The companies that are offering similar telephony services as us are usually the phone makers with the features housed within the phone and run by the phone’s operating software. There are also some third party apps that provide these features.

Indirect Competitors

There are unified communication companies that offer only such features through the PC or mobile device. They do not offer the voice-activated telephony functions that we offer.

There are companies that offer hands-free telephony functions to users. Most of them are in the form of apps that work with smart phones. They do not offer a system that is tied to a unified communication system.

Whatever is being communicated via the PC or the phone, using text or the voice, becomes part of the thread of communication that is captured by the unified communication system.

Direct Competitors

There are no direct competitors that can offer both unified communications and hands-free telephony functions similar to those we offer.

Market Share Analysis

iPhone OS and Android are the two dominant smart phone operating systems. All smart phones make up about half of mobile phone usage in the United States. Our system is able to work with any phone regardless of the type of OS or whether it is a smart phone or not.

Competitive Advantage

While smart phone apps specifically targeting android or iPhone are good to target at end consumers, our cloud-based system is more suitable for telecommunication companies as they can roll out to their subscribers regardless of what type of phone they use.

Our tie in with unified communications makes it appealing to corporate users as well as tracking communications of all types – especially as part of the Customer Relationship Management – is crucial.

Operations Plan

If we raise the $250,000 minimum from this offering, the Company will be able to start marketing to telecommunication companies in the United States, conduct trials, tune the product and offer the service to customers.

If we raise the $2,000,000 maximum from this offering, then the milestones for the next 16 months would be as follows:

1	Between months 1 and 2, the Company would look to employ a seasoned CEO, CFO, CTO and marketing director. Also, the Company would rent offices to accommodate the officers and directors of the company.

2	Between months 3 and 4, the team would settle in and start marketing the Universal Communication System.

3	On month 5 and 6, the Company would start testing the Universal Communication System with telecommunication companies and do trials with a small group of users.

4	Between months 7 and 16, the Company aims to get 100,000 new customers per month for the Universal Communications System.

Staffing and Training

If we only managed to raise the minimum sum of $200,000, Baxtech will assist Voz in the interim CEO and Marketing Director positions. We will hire a CEO, CTO, CFO and Marketing Director for Voz when there is sufficient funding for the Company.

The CEO will be responsible for the general direction and strategy of the company. The CTO will be responsible for the technology aspects of the company and in making sure that it runs smoothly with the telecommunication companies . The CFO will be responsible for handling the financial aspects of the company.

As the revenue generation grows, we will employ an Assistant to service the administrative needs of senior management – CEO, CTO, CFO. When the Company expands, additional sales managers will be hired and will report to the Sales and Marketing Director.

Regulation s

We are subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws.  We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

We also face risks associated with international data protection (i.e., customer lists and customer banking and credit card information).  The interpretation and application of data protection laws in Europe and elsewhere are still uncertain and in flux.  It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices.  If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which, in turn, could have a material effect on our business.

Research and Development Activities

We have never engaged in research and development activities.

Business and Legal Developments Regarding Climate Change

We are not negatively impacted by existing laws and regulations regarding climate change.

Environmental Laws

We are not negatively impacted by environmental laws or regulations.

Employees and Employment Agreements

We currently have one employee: Lawrence Lee, our President and Chief Executive Officer.  We do not have an employment agreement with our President.

Description of Property

We currently do not own any property.  We share office space with Baxtech at no cost to us.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

Legal Proceedings

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MANAGEMENT

Officers and Directors

Our directors will serve until their successors are elected and qualified.  Our officers are elected by the board of directors to a term of one year and serve until their successor is duly elected and qualified, or until they are removed from office.  Our board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our officers and directors are set forth below:

Name and Address	Age	First Year as Director	Position

Lawrence Seng Huat Lee 190 Middle Road, #19-05 Fortune Centre Singapore 688979	47	2011	President, Chief Executive Officer and Director

The person named above was elected to hold such offices until the next annual meeting of our stockholders.

Lawrence Seng Huat Lee

Lawrence Lee is our sole officer and Director and has committed to spend approximately 70% of his time in running the Company.   From February 2008 to the present date, Mr. Lee has served as Director of Baxtech Asia Pte Ltd. (a company that develops and owns various intellectual properties in the voice telephony space).   Mr. Lee owns, controls and is the beneficial owner of the 22,800,000 shares of the Company’s common stock held of record by Baxtech. From February 2005, to the present date, Mr. Lee has served as a Principal Consultant to Advantage Business Consultancy Pte. Ltd. (a company engaged in the business of advising companies in the areas of strategic planning, marketing strategy, fund raising and financial management).

From March 1994 to March 2003, Mr. Lee worked as Vice President, Portfolio Manager in the Societe Generale Group at SG Asset Management (Singapore) Ltd. He is familiar with how listed companies operate as he was a Professional Investor for a decade and invests in listed companies for unit trusts, U.S. Pension Funds, etc.  His experience includes being actively involved in marketing the fund’s capabilities and in bringing in millions of dollars of investment money into the funds. He has travelled extensively to Asia, U.S. and Europe for fund raising events.

In 2004, Mr. Lee received his MBA from the Southern Illinois University and is a Chartered Financial Analyst (CFA).  He received his BBA from National University of Singapore in 1988.  In 1989, he received a Diploma in Japanese Language from the International Students Institute (Japan).

Director Qualifications

We do not have a formal policy regarding director qualifications.  In the opinion of our Board of Directors, our Director has sufficient business experience and integrity to carry out the Company’s plan of operations. While our sole Director has no experience in managing or serving on the Board of Directors of a public company, our Director will rely heavily on professional consultants (PCAOB accounting firm and securities counsel) to help him with the Company’s compliance with its future reporting obligations under the Securities Exchange Act of 1934, as well as the applicable rules and regulations of the Securities Act of 1933.  In the event, the Company is successful in raising money under this offering; the Company will recruit additional members of the Board of Directors, some of whom may have public company experience.

Absence of Independent Directors

We do not have any independent directors and are unlikely to be able to recruit and retain any independent directors due to our small size and limited financial resources.

Audit Committee Financial Expert

Although we have not established an Audit Committee, the functions of the Audit Committee are currently carried out by our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	All Other Compensation($)	Total($)

Lawrence Lee	2012	$0	$0	$0	$0	$0	$0
CEO / Director	2011	$0	$0	$0	$0	$0	$0
	2010	$0	$0	$0	$0	$0	$0

The Company did not pay or provide any compensation to our executive officers and directors for services rendered during the last three fiscal years.

Stock Option and Other Compensation Plans

The Company currently does not have a stock option or any other compensation plan and we do not have any plans to adopt one in the near future.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of our board of directors.

Indemnification of Directors and Officers

Article VII, Section 7 of the Company’s Bylaws provide that the Company shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the laws of Washington.

The Washington Business Corporation Act allows us to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.  Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the corporation.  A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, if and only if the officer or director undertakes to repay said expenses to us if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us.

The indemnification and advancement of expenses may not be made to or on behalf of any officer or director if a final adjudication establishes that the officer’s or director’s acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

The Washington Business Corporation Act allows a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.  Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the corporation.  A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to Florida law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner	Number of Shares before the Offering (1)	Percentage of Ownership before the Offering (1)

Lawrence Lee (2) c/o Baxtech Asia Pte. Ltd. 190 Middle Road #19-05 Fortune Centre Singapore 688979	22,800,000	66%

Peter J. Smith (3)	4,540,000	13.2%
c/o Global Equity Partners PLC Al Habtoor Business Tower Level 28, P.O. Box 29805 Dubai Marina, Dubai, U.A.E.

All officers and directors as a group
(1 person) (2)	22,800,000	66%

1.
The numbers and percentages set forth in these columns are based on 34,499,994 shares of common stock outstanding as of March 21 , 2013. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days.

2.	These 22,800,000 shares are held of record by Baxtech , a company owned and controlled by Lawrence Lee. Lawrence Lee has sole dispositive and voting power over these shares.
3.
Includes 3,200,000 shares held of record by Global Equity Partners Plc.  Peter J. Smith, as Chief Executive Officer of Global Equity Partners Plc., has sold dispositive and voting power over these shares. Mr. Smith also owns 1,340,000 of these shares beneficially and of record.

Future Sales by Existing Stockholders

A total of 34,499,944 shares of common stock are held by our present shareholders, all of which are “restricted securities,” as defined in Rule 144 promulgated under the Securities Act of 1933.

Rule 144 is not currently available for the resale of our restricted securities.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 70,000,000 shares of $.01 par value common stock.  The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position and our general economic condition.  It is our intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

We have no outstanding warrants or options to acquire our stock,

Anti-Takeover Provisions

There are no Washington anti-takeover provisions that our Board of Directors have adopted which may have the affect of delaying or preventing a change in control.

Stock Transfer Agent

Our stock transfer agent is ClearTrust LLC, 16540 Pointe Village Drive, Suite 206, Lutz, Florida 33558 USA; telephone: (813) 235-4490.

Registration Rights

We have not granted registration rights to any person.

Reports to Shareholders

We intend to furnish our shareholders with annual reports that will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for our most recent fiscal year.

Authorized but Unissued Capital Stock

Washington law does not require shareholder approval for any issuance of authorized shares.  However, the marketplace rules of the NASDAQ, which would apply only if our common stock were ever listed on the NASDAQ, which is unlikely for the foreseeable future, require shareholders approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of Voz Mobile Cloud, Ltd. , the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock.  These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity and entrenchment of our management and possibly deprive the shareholders of opportunities to sell their shares of our common stock at prices higher then prevailing market prices.

Shareholder Matters

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us if our shares are considered to be penny stocks.  Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks.  As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Although we have not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law.  Such transactions require the approval of our board of directors.

We acquired our four patents and trademark from Baxtech., a company owned and controlled by ourChief Executive Officer, Lawrence Lee, in exchange for 11,000,000 shares of the Company’s common stock.

On December 14, 2012, we entered into a 10-year Reseller Agreement with Baxtech to resell its UCS in the United States and we issued 14,000,000 shares of our common stock to Baxtech, agreed to pay them a $30,000 monthly retainer for upgrading the UCS software and agreed to pay them a royalty equal to 4% of our gross sales on the UCS in the United States .

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the company, we have been advised by our special securities counsel that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

EXPERTS

Our audited financial statements for the period s from January 1, 2011, to the year ended December 31 2011 , and January 1, 2012, to the year ended December 31, 2012 , included in this prospectus have been audited by De Joya Griffith, LLC.  We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The Law Offices of David E. Wise, P.C., 9901 IH-10 West, Suite 800, San Antonio, Texas 78230, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.  Mr. Wise is not a shareholder of the Company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (“SEC”) .   We have not previously been required to comply with the reporting requirements of the Securities Exchange Act of 1934.  After the effective date of our registration statement, we will be required to file annual, quarterly and current reports or other information with the SEC as provided by Section 15(d) of the Securities Exchange Act of 1934. You may read and copy any reports , statements or other information we file with the SEC at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address and telephone number:

Voz Mobile Cloud Ltd., 190 Middle Road, #19-05, Fortune Centre, Singapore 688979l Tel.: +65 67958729

FINANCIAL STATEMENTS

Our audited financial statements for the period s from January 1, 2011, to December 31, 2011, and from January 1, 2012, to December 31, 2012, commence on page F-1 are included in this prospectus.

Voz Mobile Cloud, Inc.
(A Development Stage Company)
Financial Statements
From inception (May 27, 1987) through December 3 1 , 2012

CONTENTS

Page(s)

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of December 3 1 , 2012 and December 31, 2011	F-3

Statements of Operations for the years ended December 3 1 , 2012 and 2011 and for the periods since inception (May 27, 1987) through Dec ember 3 1 , 2012	F-4

Statements of Stockholders' Equity for the period from inception ( May 27, 1987) through December 31 , 2012	F-5

Statements of Cash Flows for the years ended Dec ember 3 1 , 2012 and 2011 and for the periods since inception (May 27, 1987) through Dec ember 3 1 , 2012	F-6

Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Voz Mobile Cloud Ltd.

We have audited the accompanying balance sheets of Voz Mobile Cloud Ltd (A Development Stage Company) (the "Company") as of December 31, 2012 and 2011 and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2012 and 2011 and from inception (May 27, 1987) to the years then ended. Voz Mobile Cloud Ltd’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Voz Mobile Cloud Ltd (A Development Stage Company) as of December 31, 2012 and 2011 and the result of its operations, stockholders’ equity and its cash flows for the years ended December 31, 2012 and 2011 and from inception (May 27, 1987) to years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC
Henderson, Nevada
March 4, 2013

De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052
Telephone (702) 563-1600 ● Facsimile (702) 920-8049
www.dejoyagriffith.com

Voz Mobile Cloud Ltd.
(A Development Stage Company)
Balance Sheets
(Audited)

	December 31, 2012	December 31, 2011
ASSETS

Intangible assets	$140,000	$301,320

Total Assets	$140,000	$301,320

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$-	$192,849
Due to shareholders	26,242	-
Total Current Liabilities	26,242	192,849

Total Liabilities	26,242	192,849

Stockholders' Equity
Common stock; 34,499,994 and 19,999,994 issued and outstanding as per December 31, 2012 and December 31, 2011 respectively.	345,000	200,000
Additional paid in capìtal	538,320	352,000
Deficit accumulated during the development stage	(769,562)	(443,529)
Total Stockholders' Equity	113,758	108,471

Total Liabilities and Stockholders´ Equity	$140,000	$301,320

Voz Mobile Cloud Ltd.
(A Development stage Company)
Statements of Operations
(Audited)

			From Inception
			(May 27, 1987) to
	December 31, 2012	December 31, 2011	December 31, 2012
Revenues
Services rendered	$-	$-	$-

Total revenues	-	-	-

Operating Expenses
General and administrative	24,713	441,529	468,242
Impairment loss on intangible assets	301,320	-	301,320

Total Operating Expenses	326,033	441,529	769,562

Net operating loss	(326,033)	(441,529)	(769,562)

Other (Income) Expenses	-	-	-

Net loss	$(326,033)	$(441,529)	$(769,562)

Basic net loss per share	$(0.02)	$(0.23)

Basic weighted average number of shares outstanding	21,099,994	1,881,638

Voz Mobile Cloud Ltd.
(A Development Stage Company)
Statements of Stockholders' Equity
For the period from inception (May 27, 1987) through December 31, 2012
(Audited)

			Additional	Defcit acumulated	Total
	Common Stock		Paid In	during development	Stockholders'
	Shares	Amount	Capital	stage	Equity

Balance - Inception May 27, 1987	-	$-	$-	$-	$-

Common stock issued since inception	199,994	2,000	-	-	2,000

Net loss	-	-	-	(2,000)	(2,000)

Balance - December 31, 2010	199,994	$2,000	$-	$(2,000)	$-

Common stock issued for services	8,800,000	88,000	352,000	-	440,000

Common stock isued for purchase of intangibles	11,000,000	110,000	-	-	110,000

Net loss	-	-	-	(441,529)	(441,529)

Balance - December 31, 2011	19,999,994	200,000	352,000	(443,529)	108,471

Common stock issued for payments made on behalf of the Company	500,000	5,000	186,320	-	191,320

Common stock issued for licensing agreement - UCS	14,000,000	140,000	-	-	140,000

Net loss	-	-	-	(326,033)	(326,033)

Balance - December 31, 2012	34,499,994	$345,000	$538,320	$(769,562)	$113,758

Voz Mobile Cloud Ltd.
(A Development Stage Company)
Statements of Cashflows
(Audited)

			From Inception
			(May 27, 1987) to
	December 31, 2012	December 31, 2011	December 31, 2012
Cash Flows from Operating Activities
Net loss	$(326,033)	$(441,529)	$(769,562)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of intangibles	301,320	-	301,320
Common stock issued for services	-	440,000	442,000
Changes in operating assets and liabilities:			-
(Increase) in accounts payable	(1,529)	1,529	-

Net cash used in operating activities:	(26,242)	-	(26,242)

Net cash used in financing activities:
Due to shareholders	26,242	-	26,242

Net Cash Provided by Financing Activities	26,242	-	26,242

Net increase (decrease) in cash	-	-	-

Cash at Beginning of Period	-	-	-

Cash at End of Period	$-	$-	$-

Supplement cash flow information and non-cash financing activities

Non-cash transactions
Purchase of patents and trademarks	$-	$191,320	$191,320
Common stock issuances for purchase of patents and trade marks	$-	$(110,000)	$(110,000)
Common stock issuances for licensing agreement	$(140,000)	$-	$(140,000)
Settlement of accounts payable	$(191,320)	$-	$(191,320)

VOZ MOBILE CLOUD LTD.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Audited)

NOTE 1 - ORGANIZATION, BUSINESS AND OPERATIONS

The Company, now called Voz Mobile Cloud Ltd.,  was originally called Oro Plata Resources Inc. which was incorporated in Nevada on May 27, 1987. On November 22, 2004, the Company merged with company called Oro Plata Resources Ltd., a Company registered under the Laws of the State of Washington. On September 18, 2011, the Company amended its articles of incorporation and changed the name to Voz Mobile Cloud Ltd. as it better fitted the Company´s new business model.

The Company’s business is based on developing voice telephony and audio file transmission technology and subsequently patenting such technology as proprietary intellectual property with the US Patents Office. The Company is in the development stage as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company has an accumulated deficit of $769,562. The revenue for the year ended December 31, 2012 was $0; and finally has a working capital deficiency of $113,758 at December 31, 2012.

During subsequent fiscal years, management intends to raise additional debt and/or equity financing to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company’s financial needs.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

Cash and Cash Equivalents - For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

VOZ MOBILE CLOUD LTD.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Audited)

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

Revenue Recognition -   In October 2009, FASB amended the accounting standard for multiple deliverable revenue arrangements, which provided updated guidance on whether multiple deliverables exist, how deliverables in an arrangement should be separated, and how consideration should be allocated. This standard eliminates the use of the residual method and will require arrangement consideration to be allocated based on the relative selling price for each deliverable. The selling price for each arrangement deliverable can be established based on vendor specific objective evidence (“VSOE”) or third-party evidence (“TPE”) if VSOE is not available. The new standard provides additional flexibility to utilize an estimate of selling price (“ESP”) if neither VSOE nor TPE is available.

The Company elected to early adopt this accounting standard, at inception, on a prospective basis. The adoption of this standard did not have a significant impact on the Company’s revenue recognition for multiple deliverable arrangements. Upon adoption, the selling prices for voice telephony solutions may use the best estimate of selling price as provided under the new standard. The adoption of this standard did not have a material impact on the Company’s consolidated financial position, cash flows, or results of operations for the period ended December 31, 2012.

In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the related fee is reasonably assured. The Company’s arrangements generally do not include a provision for cancellation, termination, or refunds that would significantly impact revenue recognition.

Revenue will be generated through the launch of telephony and online security services either by ourselves or in co-operation with other companies.

The Company has not yet begun to offer use of its proprietary technologies to third parties. Due to the unique nature of these products, the Company may not be able to establish selling prices based on historical stand-alone sales or third-party evidence; therefore, the Company may use its best estimate to establish selling prices. The Company establishes best estimates within a range of selling prices considering multiple factors including, but not limited to, class of advertiser, size of transaction, seasonality, margin objectives, observed pricing trends, available online inventory, industry pricing strategies, and market conditions. The Company believes the use of the best estimates of selling price allows revenue recognition in a manner consistent with the underlying economics of the transaction.

Net Income per Common Share- Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of December 31, 2012.

Deferred Taxes- The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

VOZ MOBILE CLOUD LTD.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Audited)

Impairment of Long-Lived Assets- The Company evaluates the recoverability of its fixed assets and other assets in accordance with section 360-10-15 of the FASB Accounting Standards Codification for disclosures about Impairment or Disposal of Long-Lived Assets.  Disclosure requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows. If so, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the period ended December 31, 2012.

Stock-Based Compensation- The Company has accounted for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Fair Value for Financial Assets and Financial Liabilities- The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2012, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period ended December 31, 2012.

Recent Accounting Pronouncements

The Company has evaluated the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statements.

NOTE 4 - INCOME TAXES

For the year ended December 31, 2012 and 2011, the Company incurred net operating loss and, accordingly no provision for income taxes has been recorded.  In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets.  At December 31, 2012 and 2011, the Company had approximately $769,562 and $443,529 of federal and state net operating losses, respectively.  The net operating loss carry forwards, if not utilized, will begin to expire in 2032.

VOZ MOBILE CLOUD LTD.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Audited)

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2012 and December 31, 2011 respectively:

	2012	2011

Deferred tax assets:	$(26,242)	$(1,529)
Net operating loss carry forwards	(769,562)	(443,529)
Common stock issued for services	442,000	442,000
Impairment of intangibles	301,320	-
Valuation allowance	26,242	1,529
Total deferred tax assets	$-	$-

The valuation allowance for deferred tax assets as of December 31, 2012 and 2011 was $26,242 and $1,529.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2012 and 2011, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31:

	2012	2011

Federal statutory tax rate	(35)%	(35)%
Change in valuation allowance	35%	35%
Net Change	-	-

NOTE 5 - IMPAIRMENT OF INTANGIBLE ASSETS

On October 2, 2011, the Company entered into an agreement with an Asian based company called Baxtech Asia Pte. Ltd. to acquire four “audio file transmission method” patents (US Patent numbers 6839412, 6385306, 67655996 and 7031439) and register trademark “Voice in Mail”. The aggregate consideration paid was 11,000,000 common restricted shares of Voz Mobile Cloud Ltd. which were valued at par ($0.01/per share), hence the consideration paid was valued at $110,000.

The intangible assets are carried at cost and amortized over their estimated useful lives, generally on a straight-line basis. The Company reviews identifiable amortizable intangible assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable.

During the year 2012, the Company reviewed its intangible assets and due changes in circumstances decided that the value of the assets may not be recoverable hence the Company opted to impair the following intangible assets:

Impaired Assets	US Patent Number	Amount

Audio file transmission method	6839412	$22,000
Audio file transmission method	6385306	$22,000
Audio file transmission method	6765996	$22,000
Audio file transmission method	7031439	$22,000
Trademark – “Voice in Mail”	N/A	$22,000
Integration Speech-Print architecture	-	$191,320
Total		$301,320

The determination of recoverability was based on the lowest level of identifiable estimated undiscounted cash flows resulting from use of the asset and its eventual disposition. The measurement of the impairment loss was based on the excess of the carrying value of the asset over its fair value.

NOTE 6 - INTANGIBLE ASSETS

On December 14, 2012, the Company entered into a 10 year licensing agreement, with Baxtech Asia Pte. Limited, in exchange for 14,000,000 common shares. This agreement allows the Company to sell and supply a communications software product called the Universal Communication System (“UCS”). This software solution consolidates multiple modes of communication such as emails, sms, voice mails, fax, instant messaging into the same inbox. The user can also make calls and send email, sms, and voicemails within the same system. The user has the convenience of having all modes of communication in the same place. This is useful especially in a work setting as it is important to archive all modes of communications (e.g. voice mails, sms) and not just email alone. The system also has the ability to forward voice mails to colleagues to take action. The “UCS” also has voice-activated telephony features that are cloud based. There is a central address book safely stored in the cloud, allowing you to access for all features and from any device or location. The user can use his voice to make calls, send emails, sms all on hands-free basis.  The user will receive a call when email/sms is received; content read to you, you can choose to reply by voice.

In accordance with ASC 350, the company has measured the fair value of the licensing agreement and has subsequently recorded the assets at $140,000.

VOZ MOBILE CLOUD LTD.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Audited)

NOTE 7  - STOCKHOLDERS’ EQUITY

Common Stock: The Company’s Articles of Incorporation authorize the issuance of 70,000,000 common shares at $0.01 par value per share.

Between the months of September and November of 2011, a further 6,800,000 common restricted shares were issued, on November 30, 2011, to various professionals for services rendered to the Company. These services were valued at $340,000 and converted into stock at $0.05 per share.

On November 30, 2011, the Company issued 11,000,000 common restricted shares to Baxtech Asia Pte. Ltd. (A Singapore based limited company). The shares were issued in exchange of four US registered patents and registered trademark ($0.01/per share).

Also on November 30, 2011, the Company also issued Global Equity Partners Plc 2,000,000 common restricted shares in exchange for services rendered to the Company valued at $100,000. Both parties mutually agreed to convert the debt at $0.05 per share.

On February 8, 2012, the Company issued 500,000 common restricted shares to Mr. David George Jones in lieu of a $191,320 payment, to a Thailand Company called Code Writer Limited, which he has made on behalf the Company. This stock was valued at $0.38 per share.

On March 12, 2012, the company issued 12,000,000 shares ($0.01/per share) to Baxtech Asia Pte. Ltd. in exchange of proprietary technology protected under US Patent 7676026 - Intelligent Voice Command, 1135.45DIV2 – Call diversion for telephony applications & 1135.45DIV 1 – Inbound caller authentication for telephony application.

On August 2, 2012, the Company agreed to return the ownership of US Patent 7676026 to Baxtech Asia Pte. Limited and the 12,000,000 shares were cancelled and returned to treasury.

On December 14, 2012, the Company agreed to issue 14,000,000 shares to Baxtech Asia Pte. Ltd. ($0.01/per share)  in exchange for a 10 year licensing agreement that would allow the Company to sell and supply a software solution called the Universal Communications System.

The total of issued and outstanding common shares for the year ended December 31, 2012, was 34,499,994.

NOTE 8 – DEBT

(A)	Related Party

The Company received loans from related parties.  The loans are non-interest bearing, unsecured and due on demand. The following table represents the loans payable activity as of December 31, 2012 and 2011:

Loans payable – related parties – December 31, 2011	$-
Loans for the year ended December 31, 2012	26,242
Loans payable – related parties – December 31, 2012	$26,242

NOTE 9  - SUBSEQUENT EVENTS

The Company’s Management has reviewed all material events through February 20, 2013 in accordance with ASC 855-10, and believes there are no material subsequent events to report.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Voz Mobile Cloud Ltd., except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

•	except the common stock covered by this prospectus
•	in any jurisdiction in which the distribution, offer or solicitation is not authorized
•	in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;
•	to any person who is not a United States resident or who is outside the jurisdiction of the United States

The delivery of this prospectus or any accompanying sale does not imply that:

•	there have been no changes in the affairs of Voz Mobile Cloud Ltd. after the date of this prospectus; or
•	the information contained in this prospectus is correct after the date of this prospectus.

During the 180 days following the date of this prospectus, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

PROSPECTUS

10,000,000 Shares of Common Stock

VOZ MOBILE CLOUD LTD.

__________, 2013

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The estimated expenses of the offering all of which are to be paid by the registrant are as follows (to be provided by Amendment):

SEC Registration Fee	$272.80
Printing Expenses
Accounting Fees and Expenses
Legal Fees and Expenses
Blue Sky Fees/Expenses
Miscellaneous
TOTAL	$272.80

Item 14. Indemnification of Officers and Directors

Article VII, Section 7 of the Company’s Bylaws provide that the Company shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the laws of Washington.

The Washington Business Corporation Act allows us to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.  Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the corporation.  A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, if and only if the officer or director undertakes to repay said expenses to us if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us.

The indemnification and advancement of expenses may not be made to or on behalf of any officer or director if a final adjudication establishes that the officer’s or director’s acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

The Washington Business Corporation Act allows a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.  Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the corporation.  A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to Florida law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the past three fiscal years, we have issued the following securities without registration under the Securities Act of 1933, as amended:

Date Issued	Shareholder	Shares	Per Share	Reason for issuance

11/30/2011	Baxtech Asia Pte. Ltd.	11,000,000	$0.01	Purchase of Patents & trademarks
11/30/2011	Sara Stockdale	1,000,000	$0.05	Stock for Services
11/30/2011	PDV Holdings Inc	1,000,000	$0.05	Stock for Services
11/30/2011	Global Equity Partners Plc	2,000,000	$0.05	Stock for Services
11/30/2011	Martin Sweeny	10,000	$0.05	Stock for Services
11/30/2011	Enzo Taddei	1,000,000	$0.05	Stock for Services
11/30/2011	SW3 Holdings Ltd	1,811,000	$0.05	Stock for Services
11/30/2011	David Lonergan	128,500	$0.05	Stock for Services
11/30/2011	Brid Lonergan	40,500	$0.05	Stock for Services
11/30/2011	Vincent Samways	210,000	$0.05	Stock for Services
11/30/2011	Adrian Scarrott	10,000	$0.05	Stock for Services
11/30/2011	Peter Smith	1,390,000	$0.05	Stock for Services
11/30/2011	Seth Brookman	200,000	$0.05	Stock for Services
02/08/2012	David Jones	500,000	$0.38	Stock for Payment of Company Debt
12/17/2011	Baxtech Asia Pte. Ltd.	14,000,000	$0.05	Licensing Fee

The 500,000 shares issued to David Jones were issued in reliance on the exemption from registration requirements of the 33 Act provided by Section 4(2) of the 33 Act, as the issuance of the stock did not involve a public offering of securities based on the following:

•
each investor represented to us that he was acquiring the securities for his own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

•
we provided each investor with written disclosure prior to sale or transfer that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33 Act or unless an exemption from registration is available;

•
each investor agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

•	each investor had knowledge and experience in financial and other business matters such that he was capable of evaluating the merits and risks of an investment in us;

•
such investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

•	each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;

•	we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;

•	we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;

•
we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;

•	no broker-dealer or underwriter was involved in the sale of the shares; and

•	we added the following legend to the certificates:

“The shares represented by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been taken for investment.  These shares have not been registered under the Securities Act of 1933, as amended (“Act”), and may not be sold, transferred or assigned unless an opinion of counsel satisfactory to the company has been received by the company to the effect that such sale, transfer or assignment will not be in violation of the Act and the rules and regulations promulgated thereunder or applicable state securities laws.”

All of the other shares described above (except for the 500,000 shares of common stock issued to David Jones) were issued in reliance on the exemption from registration requirements of the 33 Act provided by Regulation S of the 33 Act, as the issuance of the shares did not involve the sale to any person who was a “U.S. person” (as defined in Rule 902 of Regulation S) and based on the following:

•	we did not employ a “distributor” (as defined in Rule 902 of Regulation S);

•	each investor represented and proved to us that he was not a “U.S. person” (as defined in Rule 902 of Regulation S);

•	all of the offers and sales were made within the one-year compliance period of Category 3 of Rule 903 of Regulation S, applicable to non-reporting issuers;

•
each investor represented to us that he was acquiring the securities for his own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

•
we provided each investor with written disclosure prior to sale or transfer that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33 Act or unless an exemption from registration is available;

•
each investor agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

•	each investor had knowledge and experience in financial and other business matters such that he was capable of evaluating the merits and risks of an investment in us;

•
such investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

•	each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;

•	we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;

•	we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;

•
we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;

•	we placed stop transfer instructions in our stock transfer records;

•	no underwriter was involved in the offering;

•
we made independent determinations that such person was a sophisticated or accredited investor and that he was capable of analyzing the merits and risks of their investment in us, that he understood the speculative nature of their investment in us and that he could lose their entire investment in us; and

•	we added the following legend to the certificates:

“The shares represented by this certificate have not been issued to the registered owner in reliance upon written representations that these shares have not been registered under the Securities Act of 1933 (“Act”) and are “restricted securities,” as defined under Regulation S, and cannot be sold, transferred, assigned or traded in the United States for a period of 12 months from the date of issue and require written release from either the issuing company or their attorney prior to legend removal.”

EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

Exhibit No.	Document Description

2 **
Articles and Certificate of Merger of Oro Plata Resources, Inc., a Nevada corporation, into Oro Plata Resources, Inc., a Washington corporation, filed with the Secretary of State of State of Washington on April 11, 2005.

3.1(i) **	Certificate of Incorporation of Oro Plata Resources, Inc. filed with the Secretary of State of State of Washington on November 22, 2004.

3.1(ii) **	Articles of Amendment to Certificate of Incorporation filed with the Secretary of State of State of Washington on June 6, 2005.

3.1(iii) **	Articles of Amendment to Certificate of Incorporation filed with the Secretary of State of State of Washington on September 21, 2011 (name change).

3.2 **	Bylaws.

4.1 **	Specimen Stock Certificate.

5.1 *	Opinion and Consent of Law Offices of David E. Wise, P.C.

10.1 **	Asset Purchase Agreement, effective as of September 22, 2011, by and between Baxtech Asia Pte. Ltd and Voz Mobile Cloud Ltd.

10.2 **	Reseller Agreement dated December 14, 2012 by and between Baxtech Asia Pte. Ltd and Voz Mobile Cloud Ltd.

14 **	Code of Business Conduct and Ethics.

23.1 *	Consent of De Joya Griffith, LLC.

23.2 *	Consent of Law Offices of David E. Wise, P.C. (included in Exhibit 5.1).

99.1 **	Subscription Agreement.

99.2 **	Baxtech Asia Pte. Ltd. Funding Commitment.

* The above exhibits are filed herewith.
** Previously filed.
UNDERTAKINGS

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Intentionally omitted.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	Intentionally omitted.

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Singapore, Republic of Singapore, on the 25th day of March, 2013 .

VOZ MOBILE CLOUD LTD.

By:	/s/ Lawrence Seng Huat Lee
Lawrence Seng Huat Lee , President

Pursuant to the requirements of the Securities Act of 1933, this registration statement his been signed by the following persons in the capacities and on the dates indicated.

/s/ Lawrence Seng Huat Lee	March 25 , 2013
Lawrence Seng Huat Lee
President, Chief Executive Officer and Director
(Principal Executive Officer)